Exhibit 107.1

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

LZ Technology Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of securities to be registered	Fee Calculation Rule	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Fee Rate	Amount of registration fee(2)
Equity	Class B ordinary shares, $0.000025 par value per share	Rule 457(c) and Rule 457(h)	15,000,000	$9.9876	$149,814,000	0.0001531	$22,936.52
Total Offering Amounts					$149,814,000		$22,936.52
Total Fee Offsets							$14,993.21
Net Fee Due							$7,943.31

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	LZ Technology Holdings Limited	Form F-1	333-276234	December 22, 2023	-	$14,993.21	Class B ordinary shares(3)	Class B ordinary shares(3)	Class B ordinary shares(3)	$14,993.21
Fee Offset Sources	LZ Technology Holdings Limited	Form F-1	333-276234	-	December 22, 2023	$4,808.81	-	-	-	-	$4,808.81
	LZ Technology Holdings Limited	Form F-1	333-276234	-	July 24, 2024	$10,184.40	-	-	-	-	$10,184.40

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Class B ordinary shares of the Registrant that become issuable under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”) in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding Class B ordinary shares of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant’s Class B ordinary shares as reported on the NASDAQ Stock Market on March 17, 2025.

(3)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $14,993.21 of the fee associated with this registration statement from the fee previously paid by the Registrant associated with the unsold Class B ordinary shares registered under the registration statement on Form F-1, as amended (File No. 333-276234) that went effective on February 26, 2025 (the “Prior Registration Statement”). The Registrant (a) initially filed the Prior Registration Statement on December 22, 2023 with a fee payment of $8,856 and relies on Rule 457(p) to claim an offset of $4,808.81, and (b) filed Amendment No. 3 of the Prior Registration Statement on July 24, 2024 with a fee payment of $10,184.40 and relies on Rule 457(p) to claim an offset of $10,184.40, to the $22,936.52 filing fee due for this registration statement. The Registrant has completed the offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement, and such unsold securities are immediately deemed deregistered upon the filing of this registration statement.